                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              __________________

                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to 14a-11(c) or 14a-12

                                  ITRON, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

Your prompt return of the enclosed proxy card will save the postage expense of additional mailings. Your immediate attention to these materials is greatly appreciated.

                             [LOGO OF ITRON INC.]

                                                                 April 16, 2001

Dear Shareholder:

   On behalf of our Board of Directors, I invite you to attend Itron, Inc.'s 2001 Annual Meeting of Shareholders. We hope you can join us. The annual meeting will be held:

         At: Principal Executive Offices of Corporation Itron, Inc. -- in the Atrium
                        2818 N. Sullivan Rd.
                        Spokane, Washington 99216

         On:            Wednesday, May 16, 2001

         Time:          8:00 a.m.

   For our shareholders' convenience, we will provide product demonstrations and a continental breakfast beginning at 7:00 a.m. At this time, shareholders will also have an opportunity to meet personally with our directors and officers to discuss any questions they may have. The annual meeting will begin promptly at 8:00 a.m. The Notice of the Annual Meeting and the proxy statement accompany this letter.

   We know that many of our shareholders will be unable to attend the annual meeting. We are soliciting proxies so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the shareholders at the annual meeting. Whether or not you plan to attend, please take the time now to read the proxy statement and vote your shares by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised. Regardless of the number of Itron shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

   Thank you for your continuing interest in Itron. We look forward to seeing you at our annual meeting.

                                          Sincerely,

                                          /s/ LeRoy D. Nosbaum

                                          LeRoy D. Nosbaum
                                          President and Chief Executive
                                           Officer

Itron, Inc., P.O. Box 15288, Spokane, Washington 99215-5288; (509) 924-9900 or
                                (800) 635-5461

                                  ITRON, INC.
                            2818 North Sullivan Road
                           Spokane, Washington 99216

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 2001

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Itron, Inc. will be held at the Principal Executive Offices of Itron, Inc., in the Atrium, at 2818 N. Sullivan Rd., Spokane, Washington, at 8:00 a.m., local time, on Wednesday, May 16, 2001, for the following purposes:

  (1) To elect three directors;

  (2) To transact any other business that may come properly before the annual meeting and any adjournment or postponement of the annual meeting.

   The Board of Directors has established the close of business on March 31, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

   All shareholders are cordially invited to attend the annual meeting in person.

   To ensure representation at the annual meeting, shareholders are urged to mark, sign, date and return the enclosed proxy as promptly as possible, even if they plan to attend the annual meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for this purpose. Any shareholder attending the annual meeting may vote in person even if that shareholder has returned a proxy.

                                          By order of the Board of Directors,

                                          /s/ MariLyn R. Blair
                                          MariLyn R. Blair
                                          Corporate Secretary

Spokane, Washington
April 16, 2001

                             [LOGO OF ITRON, INC.]

                                PROXY STATEMENT

   This proxy statement is being furnished to shareholders of Itron, Inc. in connection with the solicitation by our Board of Directors of proxies for use at the Annual Meeting of Shareholders. The meeting will be held at the principal executive offices of Itron, Inc. (the Corporation), in the Atrium, at 2818 N. Sullivan Rd., Spokane, Washington, at 8:00 a.m., local time, on Wednesday, May 16, 2001, for the purposes listed in the accompanying Notice of Annual Meeting of Shareholders. We expect to mail this proxy statement and accompanying proxy to our shareholders on or about April 16, 2001.

Matters to Be Considered at the Annual Meeting

   At the annual meeting, shareholders of record of Itron as of the close of business on March 31, 2001, will consider and vote on the following matters:

  (1) the election of three directors for a term of three years (until 2004), and

  (2) such other business that may properly come before the annual meeting and any adjournment or postponement of the annual meeting.

Record Date and Outstanding Shares

   Holders of record of our common stock at the close of business on March 31, 2001, are entitled to notice of, and to vote at, the annual meeting. On the record date, there were 15,427,483 shares of our common stock outstanding. Each of our directors and executive officers plans to vote or direct the vote of all shares of common stock over which he or she has voting control in favor of the election of the nominees for director.

Revocability of Proxies

   Shares represented at the annual meeting by properly signed proxies in the accompanying form will be voted at the annual meeting in accordance with the instructions given in the proxy. A shareholder may revoke a proxy given by the shareholder for use at the annual meeting at any time before the vote. A proxy may be revoked by:

  . submitting a later-dated proxy for the same shares at any time before the proxy is voted;

  . delivering written notice of revocation to the Corporate Secretary of Itron at any time before the vote; or

  . attending the annual meeting and voting in person. Mere attendance at the annual meeting will not revoke a proxy.

   If the annual meeting is postponed or adjourned for any reason at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

Quorum and Voting

   Each shareholder will be entitled to one vote per share of common stock held on each matter to be voted on. The presence at the annual meeting, in person or represented by proxy, of holders of a majority of the outstanding common stock on the record date will constitute a quorum.

   With respect to the election of directors, the nominees receiving the greatest number of votes duly cast will be elected as directors. Abstentions from voting on the election of directors have no effect on the outcome of this proposal because abstentions and broker nonvotes do not represent votes cast by shareholders.

Proxy Solicitation Costs

   We have retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey, to aid in the solicitation of proxies. We will bear the cost of soliciting proxies, which we estimate will be approximately $4,500 plus expenses. Proxies may be solicited by personal interview, mail, telephone or facsimile. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our common stock for their expenses in forwarding solicitation materials to the beneficial owners. Our directors, officers and employees may also solicit proxies, without additional compensation, personally or by telephone.

                        ITEM 1 -- ELECTION OF DIRECTORS

   Our Board of Directors is divided into three classes, with each director generally holding office for a three-year term or until his or her successor has been elected and qualified. At the annual meeting, three directors are to be elected for a term of three years (until 2004) or until his or her successor is duly elected and qualified. Unless authority is withheld, the persons named as proxies in the accompanying proxy, will vote for the election of the nominees listed below. The Board of Directors has no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee. Paul A. Redmond, who has served as a director since 1984, is retiring.

Nominees to Serve Until 2004

   Thomas S. Glanville, (age 42), is vice president of Technology and New Ventures for Reliant Energy, Inc. ("Reliant"), one of the world's largest international energy services companies. Glanville first joined Reliant in 1998 as vice president of Corporate Development. He is also president of Reliant Energy Ventures, Inc., the company's venture capital unit. In addition to his leadership responsibilities at Reliant, Glanville serves as a director or advisory director of a number of technology focused private start-up companies, venture capital funds, and community entities. Prior to joining Reliant, Glanville worked for seven years in various executive positions at Enron Corp., including president of Enron Capital and Trade Resources Canada Corp. Before joining Enron in 1991, he was a vice president of Bankers Trust Company.

   Michael J. Chesser, (age 52), has been a director of Itron since August 1999. Mr. Chesser is chief executive officer and president of GPU Energy, a subsidiary of GPU, Inc. From June 1999 to March 2000, he was president and chief executive officer of Itron. He also served as chairman of Itron's board from January 2000 to March 2000. From 1994 to 1998, Mr. Chesser was president and chief operating officer of Atlantic Energy, Inc., the holding company for Atlantic City Electric and other related companies. Prior to Atlantic Energy, Mr. Chesser spent 23 years with Baltimore Gas and Electric where he held a number of executive positions with responsibilities in marketing and customer service. Mr. Chesser is also a director of Great Bay Casino Corporation and is on the Board of Advisors of ElecTrade.com, Inc.

   LeRoy D. Nosbaum, (age 54), was appointed as a director and was named president and chief executive officer of Itron in March 2000. Mr. Nosbaum joined Itron in March 1996 and had executive responsibilities covering manufacturing, product development, operations and marketing before being promoted to president and chief executive officer. Before joining Itron, Mr. Nosbaum was executive vice president and general manager of Metricom, Inc.'s UtiliNet Divison, and held a variety of positions with Metricom from 1989 to 1996. Prior to joining Metricom, he was employed by Schlumberger, Ltd. and Sangamo Electric for 20 years.

Continuing Directors

   Michael B. Bracy (age 59) has been a director of Itron since 1992. Mr. Bracy's term as a director expires in 2003. Until his retirement in August 1997, Mr. Bracy was executive vice president, chief financial officer and a director of NorAm Energy Corp. ("NorAm"), previously known as Arkla, Inc., an integrated natural gas company. After joining NorAm in 1984, he held various executive positions, including chief executive officer of the Arkla Pipeline Group. Before joining NorAm, Mr. Bracy served as executive vice president and chief financial officer of El Paso Natural Gas Company, which he joined in 1977. Mr. Bracy is also a director of El Paso Energy Partners, L.P., a publicly traded limited partnership.

   Ted C. DeMerritt (age 69) has been a director of Itron since 1994. Mr. DeMerritt's term as a director expires in 2002. Until his retirement in 1998, Mr. DeMerritt was chairman of the board and chief executive officer of Olsy North America (formerly ISC Systems Corporation), which develops and implements system solutions for the financial services and retail industries. From 1963 to 1980, he was employed at Sacramento Savings and Loan Association, where he served as controller/senior vice president in charge of the Savings and Operations division. Mr. DeMerritt is also a trustee of the Washington State University Foundation.

   Jon E. Eliassen (age 54) has been a director of Itron since 1987. Mr. Eliassen's term as a director expires in 2002. Mr. Eliassen is senior vice president and chief financial officer of Avista Corporation ("Avista"), previously known as The Washington Water Power Company. He joined Avista in 1970 and held numerous positions within the finance department before assuming his current responsibilities in 1986. He is a director of various subsidiaries and affiliates of Avista. He also is a director of NVA Holdings, LLC.

   Mary Ann Peters (age 57) has been a director of Itron since 1994. Ms. Peter's term as a director expires in 2003. Ms. Peters is managing director of McGillicuddy and Peters, a business and marketing consultancy she founded in 1984. She began her marketing career with International Business Machines Corporation in 1972 and subsequently held a variety of marketing positions with General Electric Company, Wells Fargo and Company, Inc., Atari Corp. and Apple Computer, Inc.

   S. Edward White (age 50) was named chairman of Itron in March 2000 and has been a director since 1996. Mr. White's term as a director expires in 2002. Mr. White was an executive vice president of Itron from March 1996, when Itron acquired Utility Translation Systems, Inc. (UTS), through December 1999. Before founding UTS in 1980, Mr. White held numerous engineering and marketing management positions in the meter division of Westinghouse Electric Corporation for 12 years.

   Graham M. Wilson (age 56) has been a director of Itron since 1990. Mr. Wilson's term as a director expires in 2003. Mr. Wilson has been employed by Westcoast Energy Inc., an integrated energy company, since 1988, where he is currently executive vice president and chief financial officer. From 1983 to 1988, he was vice president, finance and administration of Petro-Canada Inc. Mr. Wilson is also a director of Union Gas Limited and Centra Gas Inc., both of which are affiliates of Westcoast Energy Inc.

   Our Board of Directors recommends that you vote FOR the election of the three nominees for director.

Compensation of Directors

   Prior to March 2000, our nonemployee directors received $800 for each board meeting and $800 for each committee meeting they attended (or $900 for each committee meeting in which they served as chairperson). Nonemployee directors who participated on behalf of Itron in business activities, such as meetings with investors, meetings with customers and other third-party meeting activities received $800 for each business activity. In March 2000, the amount paid for meeting attendance was increased to $1,000 per meeting. In March 2000, the amount of the annual retainer was increased from $8,000 to $12,000 effective January 1, 2001, with 50% to be paid with Itron common stock.

   Under our 2000 Stock Incentive Compensation Plan we grant our nonemployee directors an option to purchase 10,000 shares of our common stock when they are initially appointed or elected as a director, and an option to purchase 4,000 shares of our common stock in each subsequent year. The exercise price of the options is the fair market value of the common stock on the date of grant. These options are fully vested and immediately exercisable on the date of grant.

Information on Committees of the Board of Directors and Meetings

   Our Board of Directors has established an Audit/Finance Committee and a Compensation Committee.

   The Audit/Finance Committee reviews our accounting practices, internal accounting controls and financial results and oversees the engagement of our independent auditors. The Audit/Finance Committee members include Ted C. DeMerritt, Graham M. Wilson, and Jon E. Eliassen who serves as chairman. The Audit/Finance Committee held ten meetings during 2000.

   The Compensation Committee is responsible for setting compensation levels for our executive officers, overseeing the administration of various incentive compensation and benefit plans and performing any other functions regarding compensation that the Board may delegate. The Compensation Committee, whose members are Michael B. Bracy, Mary Ann Peters, Paul A. Redmond, and S. Edward White, held six meetings in 2000. Mr. Bracy serves as chairman. Following the Annual Meeting of Shareholders, Mr. Redmond will no longer be a member of the Board of Directors and the Compensation Committee.

   There were eight board meetings in 2000. Each of the directors attended at least 75 percent of the meetings of the board and of each committee on which they were a member.

                             EXECUTIVE COMPENSATION

Compensation Summary

   The following table provides information regarding the compensation paid for services rendered to Itron in all capacities during 2000, 1999, and 1998 to (a) our chief executive officer at December 31, 2000 (b) each of our four other most highly compensated executive officers during 2000 who were serving as such as of the end of the year, and (c) a former chief executive officer, Mr. Chesser (who is no longer serving as CEO).

                           Summary Compensation Table

                                                    Long-Term
                                      Annual       Compensation
                                   Compensation    ------------
                                 -----------------  Securities
   Name and Principal                      Bonus    underlying     All Other
   Position                 Year  Salary    (1)     Options #   Compensation (2)
   ------------------       ---- -------- -------- ------------ ----------------
LeRoy D. Nosbaum.........   2000 $350,000 $270,920   100,000        $ 11,878
President and Chief         1999  221,981   75,000        --           5,000
Executive Officer           1998  212,300       --    60,000          23,239


David G. Remington.......   2000 $275,000 $120,351    20,000        $  7,365
Vice President and Chief    1999  265,375       --        --          11,760
Financial Officer           1998  265,375       --    70,000          11,362


Robert D. Neilson........   2000 $240,385 $130,250    50,000        $ 12,651
Chief Operating Officer     1999  183,350   50,000        --           3,886
                            1998  183,350       --    55,000           5,936


Russell N. Fairbanks,
Jr. .....................   2000 $225,962 $109,410    55,000        $155,585
Vice President and General  1999       --       --        --              --
Counsel                     1998       --       --        --              --


Dennis A. Shepherd.......   2000 $210,000 $ 84,452    30,000        $ 11,400
Vice President and General  1999  173,700   50,000        --          10,400
Mgr., EIS Systems           1998  169,869       --    40,000           5,000


Michael J. Chesser (3)....  2000 $107,692 $     --     --(4)        $  9,385
Former President and Chief  1999  223,077  125,000     --(5)         201,964
Executive Officer           1998       --       --     --                 --

--------
(1) Includes annual incentive amounts earned under the Corporation's Executive Compensation Plan and other special incentive bonuses.
(2) For the year ended December 31, 2000 consists of matching contributions to a 401(k) savings plan ($5,100 for Messrs. Nosbaum, Remington, Neilson, Shepherd and Fairbanks, respectively, and $3,231 for Mr. Chesser), and matching contributions to a deferred compensation plan ($2,265 and $6,154 for Messrs. Remington and Chesser, respectively. Also includes $6,778, $7,551, $6,300 and $4,340 of reimbursed medical and other expenses for Messrs. Nosbaum, Neilson, Shepherd and Fairbanks, respectively. Includes $146,145 of reimbursed relocation expenses for Mr. Fairbanks.
(3) Mr. Chesser was no longer an officer of the Corporation effective April 1, 2000.
(4) This table does not include the 4,000 share option grant made to Mr. Chesser as a nonemployee director.
(5) Mr. Chesser's 200,000 share option grant, made when he was CEO, was subsequently reduced to 10,000 shares, which represents his initial appointment as a nonemployee director. This table does not include the remaining 10,000 shares of that option grant made to Mr. Chesser as a nonemployee director.

Option Grants

   The following table sets forth certain information regarding options granted during the year ended December 31, 2000 to the Corporation's executive officers for whom compensation is reported in this Proxy Statement.

                            Option Grants in 2000(1)

                                         Individual Grants
                         --------------------------------------------------      Potential
                                     Percent of                             Realizable Value at
                                       Options                                Assumed Annual
                         Number of  Granted Total                             Rates of Stock
                           Shares   to Employees                            Price Appreciation
                         Underlying    in Last                              for Option Term (3)
                          Options      Fiscal     Exercise Price Expiration -------------------
     Name                 Granted     Year (2)      ($/Share)       Date     5%($)     10%($)
     ----                ---------- ------------- -------------- ---------- -------- ----------
LeRoy D. Nosbaum........  100,000       11.0%         $6.75        3/7/10   $424,504 $1,075,777
David G. Remington......   20,000        2.2%         $6.75        3/7/10   $ 84,901 $  215,156
Robert D. Neilson.......   50,000        5.5%         $6.75        3/7/10   $212,252 $  537,889
Russell N. Fairbanks,
 Jr. ...................   55,000        6.1%         $6.75        3/7/10   $233,478 $  591,677
Dennis A. Shepherd......   30,000        3.3%         $6.75        3/7/10   $127,352 $  322,733

--------
(1)  We did not grant any Stock Appreciation Rights in fiscal year 2000.
(2) We granted options to purchase 906,950 shares of common stock to our employees in 2000.
(3) Future value of current year grants assuming appreciation of 5% and 10% per year over the ten-year option period. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

Option Exercises in 2000 and Year-End Option Values

   The following table provides information regarding options exercised in 2000 and options held as of December 31, 2000 by each of our executive officers for whom compensation is reported in this proxy statement.

       Aggregated 2000 Option Exercises and Fiscal Year-End Option Values

                                                Total Number of        Value of Unexercised
                          Shares            Unexercised Options at     In-the-Money Options
                         Acquired               Fiscal Year-End       at Fiscal Year-End (1)
                            On     Value   ------------------------- -------------------------
     Name                Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
     ----                -------- -------- ----------- ------------- ----------- -------------
LeRoy D. Nosbaum........                      79,167      130,833         --           --
David G. Remington......                     118,334       56,666         --           --
Robert D. Neilson.......  2,500    $2,938    122,167       73,833         --           --
Russell N. Fairbanks,
 Jr.....................                           0       55,000         --           --
Dennis A. Shepherd......                      41,417       50,583         --           --
Michael J. Chesser......                      14,000            0         --           --

--------
(1) Calculated based on a price of $3.63 per share (the closing price of our common stock on December 31, 2000, as reported by the Nasdaq National Market), less the exercise price.

Change of Control Agreements

   We have entered into change-of-control agreements with our executive officers to provide compensation and benefits in the event of a change of control of Itron. Under these agreements, our executive officers have agreed to remain employed by Itron on an annual basis and are compensated by an annual salary and bonus as determined by the Compensation Committee of our Board of Directors. If we terminate the employment relationship other than for cause or if the executive officer terminates his or her employment for good reason within a specified period following a change of control, (the "Change of Control Period," which is three years for Mr. Nosbaum, Mr. Neilson, Mr. Remington and Mr. Fairbanks, and is two years or one year for other executive officers), the executive officer will receive any salary or bonus due to the executive officer, group insurance benefits and severance pay equal to the executive's annual base salary and bonus for the fiscal year in which the termination occurs, multiplied by the Change of Control Period. Severance amounts are partially offset if the executive officer realizes a benefit from the acceleration of stock options in connection with the change of control. The executive officer will also receive a bonus equal to his or her annual salary plus annual bonus if his or her employment continues for a full one-year period following a change of control.

Employment Agreements

   David G. Remington, our vice president and chief financial officer since February 1996, is party to an employment agreement with us. This agreement provides for an initial base salary of $250,000, which may be increased annually by our chief executive officer, subject to the approval of the Compensation Committee. The agreement also provides for annual incentive bonus payments to the extent they are earned in accordance with the Corporation's executive incentive compensation plan. Either party under certain conditions may terminate the agreement. If we terminate the agreement other than for cause, we are required to pay Mr. Remington an amount equal to his then-current annual base salary. Under the agreement, we granted Mr. Remington options to purchase 45,000 shares of our common stock at the fair market value of our common stock on the date of the grant. These options are now fully vested.

Compensation Committee Report on Executive Compensation

   The Compensation Committee of our Board of Directors (the "Committee") annually reviews and recommends to the full board the compensation levels for our executive officers. The Committee is comprised of board members who are not employees of Itron.

   The Committee's primary objective in establishing compensation opportunities for our executive officers is to support our goal of maximizing the value of our shareholders' interests in Itron. To achieve this objective, the Committee believes it is critical to:

  . Pay competitively to attract, retain and motivate a highly competent executive team;

  . Provide incentive opportunities that link corporate performance and executive pay and pay executives competitive levels of incentive compensation when corporate financial and other performance expectations are achieved; and

  . Align executives' financial interests with the creation of shareholder value by providing long-term incentives in the form of options to acquire common stock and performance-based restricted stock.

   The Committee makes recommendations to the board regarding our executive compensation plans, which promote the objectives detailed above. The Committee periodically engages outside consultants to determine approximate compensation levels among executives in comparable jobs in comparable high-tech companies. The Committee believes that our current compensation plans support our business mission and contribute to our financial success.

   Section 162(m) of the Internal Revenue Code limits the tax deduction available to public companies for compensation paid to individual executive officers to $1 million in any taxable year, unless certain performance, disclosure and shareholder approval requirements are met. Under Section 162(m), however, compensation above $1,000,000 may be deducted if it is "performance-based compensation" within the meaning of the Code. When consistent with our compensation philosophy, the Committee intends to structure our compensation program so that compensation expense is deductible by Itron for tax purposes.

Base Salary

   The Committee annually reviews each executive officer's base salary. The factors that the Committee considers in making recommendations regarding base salary include levels of pay among executives in similar jobs within similar high-tech companies, level of responsibility, prior experience, breadth of knowledge, as well as Corporation performance and job performance. The Committee targets base salaries at the 50th percentile of the market and at approximately the 75th percentile for annual and long-term incentive compensation. The market is defined as similar high-tech companies, nationwide, the annual revenues of which are approximately $250 million and that have similar executive-level jobs, which the Committee believes is a highly competitive job market. These companies are not necessarily the same as the companies included in our peer reference group used in the performance graph. In general, for 2000, base salaries for the executive officers are near the 50th percentile of the market.

   With respect to the Chief Executive Officer's compensation, the Committee determined in March 2000 that a $350,000 base salary for Mr. Nosbaum was appropriate and consistent with the Corporation's overall salary plan. The Committee believes that it is important that Mr. Nosbaum's base salary be competitive with those of other chief executive officers with similar responsibilities and broad leadership experience in the market defined. The Committee recognizes and highly values Mr. Nosbaum's visionary leadership, breadth of knowledge, business and utility experience, and highly values his contributions to the Corporation since becoming CEO. The Committee increased Mr. Nosbaum's base salary to $400,000 on October 1, 2000 in light of the Corporation's significantly improved financial performance and progress toward long-term goals achieved under Mr. Nosbaum's stewardship.

Executive Incentive Compensation Plan ("EIC Plan")

   The EIC plan provides the opportunity for our executive officers to earn both annual and long-term incentives in addition to their base salaries. The Committee believes that having as much as or more than 50% of an executive officer's total compensation at risk fosters achievement of our short-term and long-term financial performance goals.

   Annual Incentives: Each year, the Compensation Committee establishes annual financial and other goals that relate to one or more indicators of corporate performance and targets amounts as a specified percentage of the executive officer's salary. For 2000, these percentages ranged from 42% to 65% of base salary. Incentive awards, which are made in cash, are paid to participating executives under the EIC Plan only when the established financial and other goals are achieved. For 2000, depending on the extent to which corporate goals were achieved, an executive officer was entitled to receive from zero to 200% of the targeted award. Targets are established for the chief executive officer in the same manner as for other officers. For 2000, the annual incentive award opportunity was contingent upon attaining established levels of net profit after tax along with other strategic goals. These goals were met at approximately 101% level of achievement in 2000. Annual incentive payments earned in 2000 were paid in February 2001 and are included in the Summary Compensation Table under the column entitled "Bonus."

   Long-Term Incentives: In 2000, our long-term incentives consisted of stock options. The number of stock options granted is determined by the recipient's position and amount of options currently held, and is intended to recognize different levels of responsibility. All options are granted with an option exercise price equal to the fair market value of our common stock on the date of grant. This closely links a significant portion of executive compensation to benefits produced for all shareholders. The Committee approved normal stock option grants for key employees, including executive officers, based on the above criteria during its regular meetings in 2000.

                           Michael B. Bracy, Chairman

                Mary Ann Peters Paul A. Redmond S. Edward White

Audit/Finance Committee Report

   The Audit/Finance Committee is composed of independent directors as defined by the rules of the Nasdaq Exchange and acts under a written charter developed by the Committee in 2000. The charter is attached as Appendix A.

   Management is responsible for the Corporation's internal controls and the financial reporting process. Deloitte & Touche LLP, the Corporation's independent accountants, is responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and to issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

   In connection with the December 31, 2000 financial statements, the Audit/Finance Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor's independence. Based upon these reviews and discussions, the Audit/Finance Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Corporation's audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

   Audit Fees: The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for that fiscal year were $203,000.

   All Other Fees: The aggregate fees billed for services rendered to the Corporation, other than the services described above under "Audit Fees", for the fiscal year ended December 31, 2000, were $56,000.

                           Jon E. Eliassen, Chairman

                       Ted C. DeMerritt Graham M. Wilson

                               PERFORMANCE GRAPH

   The following graph compares the cumulative total return to shareholders on our common stock with the cumulative total return of the Nasdaq Stock Market U.S. Index the peer group of companies used in our proxy statement last year (the "Old Peer Group"), and a new group of companies (the "New Peer Group").

                        [PERFORMANCE GRAPH APPEARS HERE]

                                        Cumulative Total Return
                           ---------------------------------------------------
                            12/95    12/96    12/97    12/98    12/99    12/00

ITRON, INC.                100.00    52.59    53.33    21.30    18.15    10.74
NASDAQ STOCK MARKET (U.S)  100.00   123.04   150.69   212.51   394.94   237.68
NEW PEER GROUP             100.00   107.69   103.46   116.37   270.68   120.57
OLD PEER GROUP             100.00    79.24   120.58    86.90   214.52   129.45

   We believe that, prior to this year, the Old Peer Group included those publicly traded companies that had operating characteristics most comparable to us. However, we believe that the business activities of certain other companies are closer to us than some of the companies in the Old Peer Group, and that as a result, the Old Peer Group does not include all of those companies with which a comparison would be meaningful, and includes certain companies with which a comparison is now less meaningful. In addition, certain companies in the Old Peer Group have been consolidated. We have replaced the Old Peer Group with the New Peer Group to provide a more meaningful basis for comparison with our stock performance. Companies in our peer groups include companies that provide data collection, analysis and management solutions, consulting and communications services, and radio manufacturing.

   The above presentation assumes $100 invested on December 31, 1995 in the common stock of Itron, our Old Peer Group and our New Peer Group, and the Nasdaq Stock Market U.S. Index, with all dividends reinvested. With respect to companies in our peer groups, the returns of each such Corporation have been weighted to reflect relative stock market capitalization. The stock prices shown above for our common stock are historical and not necessarily indicative of future price performance.

   The Old Peer Group includes the following companies: Aerial Communications, Inc., CellNet Data Systems, Inc., Corsair Communications, Kronos, Inc., LCC International, Lightbridge, Inc., Metrocall, Inc., Metricom, Inc., PageMart Wireless, Inc., Tekelec, Telxon Corp., T-Netix, Inc., and Trimble Navigation, Ltd.

   The New Peer Group includes the following companies: Badger Meter, EMS Technologies, ESCO Technologies, Interlogix, LCC International, Motorola, Symbol Technologies and Trimble Navigation, Ltd.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. SEC regulations require our officers, directors and greater-than-10% shareholders to provide us with copies of all
Section 16(a) forms they file.

   Based solely on our review of the copies of these forms we have received, or written representations from reporting persons that no such forms were required for those persons, we believe that during 2000 all of our officers, directors and greater-than-10% beneficial owners complied with all applicable filing requirements.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          SHAREHOLDERS AND MANAGEMENT

   The following table provides information with respect to the beneficial ownership of our common stock as of February 28, 2001 by:

  .  each of our directors;

  . each of our current and former executive officers for whom compensation is reported in this proxy statement;

  . each person that we know beneficially owns more than 5% of our common stock; and

  . all of our directors and executive officers as of February 28, 2000 as a group.

   The percentage ownership data is based on 15,386,061 shares of our common stock outstanding as of February 28, 2001. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for computing the number of shares and the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise noted, we believe that the beneficial owners of the shares of common stock listed below have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

                                                                  Shares
                                                            Beneficially Owned
                                                            --------------------
         Name                                                 Number   Percent
         ----                                               ---------- ---------
   Directors and Executive Officers:
    LeRoy D. Nosbaum (1)...................................    116,981    *
    David G. Remington (2).................................    145,784    *
    Robert D. Neilson (3)..................................    145,152    *
    Russell N. Fairbanks, Jr. (4)..........................     18,238    *
    Dennis A. Shepherd (5).................................    118,786    *
    Michael B. Bracy (6)...................................     53,278    *
    Michael J. Chesser (7).................................     31,300    *
    Ted C. DeMerritt (8)...................................     34,428    *
    Jon E. Eliassen (9)....................................     37,278    *
    Mary Ann Peters (10)...................................     30,278    *
    Paul A. Redmond (11)...................................     40,278    *
    S. Edward White (12)...................................    530,640   3.45%
    Graham M. Wilson (13)..................................     31,000    *

    All directors and executive officers as a group (21
     persons) (14).........................................  1,431,222   9.30%

   Greater-than-5% Shareholders:

    Kopp Investment Advisors, Inc. (15)...................
     7701 France Ave. So., Suite 500
     Edina, MN 55435                                         2,933,782  19.07%

    Reliant Energy (16)....................................
     P.O. Box 2628
     Houston, TX 77252                                       1,502,547   9.77%

    Dimensional Fund Advisors, Inc. (17)..................
     1299 Ocean Ave., 11th Floor
     Santa Monica, CA 90401                                  1,161,300   7.55%

    The State of Wisconsin Investment Board (18)...........
     121 East Wilson Street
     Madison, WI 53707                                       1,038,000   6.75%

--------
*   Less than 1%.

1. Includes 111,667 shares issuable on exercise of outstanding options exercisable by Mr. Nosbaum within 60 days at a weighted average exercise price of $12.95 per share. Also includes 1,802 shares of common stock held for Mr. Nosbaum's individual account under our 401(k) employee savings plan.

2. Includes 133,334 shares issuable on exercise of outstanding options exercisable by Mr. Remington within 60 days at a weighted average exercise price of $15.20 per share. Also includes 1,731 shares of common stock held for Mr. Remington's individual account under our 401(k) employee savings plan and 4,219 shares of common stock issuable on conversation of $100,000 of Itron's convertible subordinated debentures owned by Mr. Remington.

3. Includes 137,667 shares issuable on exercise of outstanding options exercisable by Mr. Neilson within 60 days at a weighted average exercise price of $13.91 per share. Also includes 3,696 shares of common stock held for Mr. Neilson's individual account under our 401(k) employee savings plan, and 20,551 shares held by Mr. Neilson's wife.

4. Includes 17,917 shares issuable on exercise of outstanding options exercisable by Mr. Fairbanks within 60 days at a weighted average exercise price of $6.75 per share. Also includes 321 shares of common stock held for Mr. Fairbank's individual account under out 401(k) employee savings plan.

5. Includes 50,167 shares issuable on exercise of outstanding options exercisable by Mr. Shepherd within 60 days at a weighted average exercise price of $9.45 per share. Also includes 2,033 shares of common stock held for Mr. Shepherd's individual account under out 401(k) employee savings plan.

6. Includes 31,000 shares issuable on exercise of outstanding options exercisable by Mr. Bracy within 60 days at a weighted average exercise price of $18.81 per share.

7. Includes 14,000 shares issuable on exercise of outstanding options exercisable by Mr. Chesser within 60 days at a weighted average exercise price of $7.51 per share

8. Includes 30,000 shares issuable on exercise of outstanding options exercisable by Mr. DeMerritt within 60 days at a weighted average exercise price of $18.94 per share.

9. Includes 30,000 shares issuable on exercise of outstanding options exercisable by Mr. Eliassen within 60 days at a weighted average exercise price of $18.99 per share. Excludes 291,788 shares held by Avista Corporation, as to which Mr. Eliassen disclaims beneficial ownership. Mr. Eliassen is an officer of Avista.

10. Includes 28,000 shares issuable on exercise of outstanding options exercisable by Ms. Peters within 60 days at a weighted average exercise price of $19.08 per share.

11. Includes 31,000 shares issuable on exercise of outstanding options exercisable by Mr. Redmond within 60 days at a weighted average exercise price of $18.81 per share.

12. Includes 62,334 shares issuable on exercise of outstanding options exercisable by Mr. White within 60 days at a weighted average exercise price of $10.34 per share. Also includes 1,204 shares of common stock held for Mr. White's individual account under our 401(k) employee savings plan.

13. Includes 31,000 shares issuable on exercise of outstanding options exercisable by Mr. Wilson within 60 days at a weighted average exercise price of $18.81 per share. Excludes 610,618 shares held by Centra Gas Inc., as to which Mr. Wilson disclaims beneficial ownership. Mr. Wilson is a director of Centra Gas.

14. Includes 782,416 shares issuable on exercise of outstanding options that are held by all directors and executive officers and are exercisable within 60 days. Also includes 21,627 shares of common stock held for Mr. White's and such officers' individual accounts under our 401(k) employee savings plan, 61 shares held for such officers' individual accounts under our employee stock ownership plan, and 4,219 shares of common stock issuable on conversion of $100,000 of Itron's convertible subordinated debentures.

15. Information is based on a Schedule 13G filed with the SEC on January 30, 2001 by Kopp Investment Advisors, Inc. and LeRoy Kopp. This filing indicates that Kopp Investment Advisors, Inc. has shared investment discretion over 1,898,782 of these shares, sole investment discretion over 725,000 of these shares, and sole voting power over 1,035,000 of these shares. In addition, the filing indicates that Mr. Kopp has sole investment and voting power over 224,700 of these shares.

16. Information is based on a Schedule 13G filed with the SEC on March 9, 1999 by Houston Industries Incorporated (d/b/a Reliant Energy, Incorporated), Reliant Energy Resources Corp. (formerly NorAm Energy Corp.) and Arkla Finance Corporation. This filing indicates that these three entities share investment and voting power over these shares.

17. Information is based on a Schedule 13G filed with the SEC on February 2, 2001 by Dimensional Fund Advisors, Inc.

18. Information is based on a Schedule 13G filed with the SEC on February 9, 2001, by State of Wisconsin Investment Board.

                           RELATED-PARTY TRANSACTIONS

   In July 1995, we purchased our principal office and manufacturing facilities in Spokane, Washington, from Pentzer Development Corporation, a subsidiary of Avista Corporation, for $8 million. A member of our Board of Directors is an employee of Avista Corporation. We have a long-term note for $5.6 million payable to Avista, related to the purchase. The note bears interest at a rate of 9%, and monthly payments of principal and interest are due through maturity in August 2015.

   In May 1996, we purchased an additional facility from Pentzer Development Corporation for some of our manufacturing and engineering operations. We paid $210,000 of the total purchase price at closing, with the remaining $840,000 due under a note payable. During 2000, this facility was sold to an unrelated third party. A portion of the proceeds was utilized to satisfy the remaining balance on the note payable to Pentzer Development Corporation.

   On March 23, 2001, Itron loaned $750,000 to its Chairman of the Board, S. Edward White, to facilitate Mr. White's continued ownership of our common shares. In connection with the loan, Mr. White executed a promissory note in favor of Itron in the amount of $750,000, the entire amount of which is outstanding. The note is secured by a pledge of 300,000 of Mr. White's shares of Itron common stock. The note has a term of one year, which Mr. White can choose to extend for one additional year. The note bears interest at a rate of 7%, and all interest is due and payable on March 22, 2002. If Mr. White extends the term of the note, additional interest will be payable monthly during the second year.

   Rob Neilson's wife was employed by us during the fiscal year 2000 at an annual salary of $160,000.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

   A copy of our 2000 Annual Report to Shareholders and our Form 10K, which includes our financial statements, accompanies this proxy statement.

                             SHAREHOLDER PROPOSALS

   Under the SEC's proxy rules, shareholder proposals that meet specified conditions may be included in our proxy statement and proxy for the 2002 annual meeting. Under Rules 14a-5(e) and 14a-7(e), shareholders that intend to present a proposal at our 2002 annual meeting must give us notice of the proposal not later than December 17, 2001 for the proposal to be considered for inclusion in our proxy materials for that meeting. In addition, shareholders desiring to bring proposals before the annual meeting that will not be included in the proxy materials must do so in accordance with the advance notice provisions and other applicable requirements set forth in our bylaws. Our bylaws provide, among other things, that notice of the proposed business must be received by Itron at least 90 days prior to the anniversary date of the prior year's annual meeting. Accordingly, shareholders who intend to present proposals at the 2002 annual meeting that will not be included in our proxy materials must provide to our Corporate Secretary written notice of the business they wish to propose no later than February 20, 2002. However, our timely receipt of a proposal by a qualified shareholder will not guarantee the proposal's inclusion in our proxy materials or presentation at the 2002 annual meeting, because there are other requirements in the proxy rules. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC's proxy rules, state law and our bylaws.

   Shareholder proposals should be directed to our Corporate Secretary, Itron, Inc., P.O. Box 15288, Spokane, Washington 99215-5288.

                              INDEPENDENT AUDITORS

   Deloitte & Touche LLP has audited our books and records for the fiscal years ended December 31, 2000, 1999 and 1998. We anticipate that representatives of Deloitte & Touche LLP will be present at the annual meeting. The representatives will have the opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions from shareholders.

                                 OTHER BUSINESS

   We do not intend to present any business at the annual meeting other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, and we have no present knowledge that any other person intends to present business at the meeting. If other matters requiring the vote of the shareholders properly come before the annual meeting or if there is any adjournment or postponement of the meeting, the persons named in the accompanying proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to those matters.

                                                                      Appendix A

                                  ITRON, INC.
                        AUDIT/FINANCE COMMITTEE CHARTER

Purpose

   The purpose of the Audit/Finance Committee is to assist the Board of Directors in fulfilling its responsibilities to shareholders and the investment community by serving as an independent and objective party in monitoring the quality and integrity of: (a) the financial reports and other financial information provided by the Corporation to governmental bodies and the public; and (b) the Corporation's auditing, accounting and financial reporting processes.

Composition

   The Audit/Finance Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

   The members of the Committee shall be elected by the Board annually or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Meetings

   The Committee shall meet at least four times annually and more frequently as circumstances dictate. A secretary shall be designated to record meeting minutes. As part of its job to foster open communications, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matter that the Audit/Finance Committee believes should be discussed privately.

   Any two members of the Committee shall be sufficient to constitute a quorum and sufficient to adopt any resolution or take any action, including the approval of reports and documents. Meetings may be held telephonically or in person. The independent accountants shall receive notice of meetings in advance to allow them the opportunity to attend.

Responsibilities

General

  1. Provide an open and candid avenue of communication between the independent accountants, any internal audit personnel, and the Board of Directors.

  2. Inquire of management, the independent accountants, and any internal audit personnel about significant risks or exposures that exist in the Corporation's financial reporting and internal control systems, and assess the steps that management has taken to correct or manage such risks.

  3. Report periodically, and no less frequently than quarterly, to the Board concerning the Audit/Finance Committee's various responsibilities.

  4. Maintain an awareness of the financial condition of the Corporation and its progress in achieving its goals and objectives.

Documents/Reports Review

  1. Review this Charter at least annually and update as appropriate.

  2. Review the Corporation's annual financial statements, including accompanying footnotes and the independent accountants' report thereon, quarterly financial statements, and any other reports or other financial information submitted to the public, including any certification, report, opinion, or review rendered by the independent accountants.

  3. Review with management and the independent accountants 10-Qs and 10-Ks prior to their filing with the SEC. Review, at the Audit/Finance Committee's discretion, any other filings with the SEC (e.g., 8-Ks, S-1s) before they are filed. At the Audit/Finance Committee's discretion, the Chair of the Committee may represent the entire Committee for purposes of these reviews.

  4. At the discretion of the Audit/Finance Committee, review any other reports filed with any entity or governmental body.

Independent Accountants

  1. Inform the independent accountants that the Board of Directors, as the Corporation's representative, is the independent accountants' client.

  2. Recommend to the Board of Directors the selection and approval of the independent accountants, considering independence and effectiveness, and approve fees and other compensation to be paid to the independent accountants.

  3. Confirm and assure the independence of the independent accountants. On an annual basis, review and discuss with the independent accountants all significant relationships the independent accountants have with the Corporation to determine their independence.

  4. On an annual basis review and approve, in consultation with the independent accountants and management, the scope of the annual audit plan of the independent accountants.

  5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

  6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes

  1. In consultation with the independent accountants, review the integrity, quality and appropriateness of the Corporation's financial reporting processes, both internal and external, accounting policies and disclosure practices.

  2. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

  3. Review significant management estimates and judgments made in management's preparation of the financial statements and the view of management and the independent accountants as to appropriateness of such judgments and related disclosures.

  4. Inquire of management concerning material business risks so that it can assess the quality and adequacy of disclosures.

  5. Following completion of the annual audit, review any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  6. Review any significant disagreement among management and the independent accountants in connection with the preparation of financial statements.

Internal Processes

  1. Review with the independent accountants and management the results of any benchmarking and process improvement reports (e.g., but not limited to management letters), whether or not containing recommendations, concerning process and organizational performance, efficiency, and improvements.

  2. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit/Finance Committee, have been implemented.

  3. Consider and review with the independent accountants the adequacy of the Corporation's internal controls, including computerized information system controls and security.

  4. Consider and review the adequacy of the Corporation's risk management policies and procedures, including insurance and bonding, derivatives and foreign currency exchange risk mitigation and hedging.

  5. Summarize for the Board management's recommendations on dividend policy, financing activities, capital investment, and cash management and investments.

Legal Compliance

  1. Ensure that management has a legal review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

  2. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies and any legal matter that could have a significant impact on the organization's financial statements.

Other

  1. Conduct or authorize investigations into any matters within the Audit/Finance Committee's scope of responsibilities, retaining independent legal counsel and other professionals to assist in the conduct of any investigation as the Audit/Finance Committee deems appropriate or necessary.

  2. Perform any other activities consistent with this Charter, the Corporation's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

--------------------------------------------------------------------------------


                                  ITRON, INC.

 This Proxy is solicited by Itron's Board of Directors for the Annual Meeting
                  of Shareholders to be held on May 16, 2001.

    The undersigned hereby appoint(s) LeRoy D. Nosbaum and S. Edward White and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Itron, Inc. held of record by the undersigned on March 31, 2001 at the Annual Meeting of Shareholders of Itron to be held at the principal executive offices of Itron, Inc. (the Corporation) - in the Atrium, 2818 N. Sullivan Road, Spokane, Washington, 99216, at 8:00 a.m., local time, on Wednesday, May 16, 2001, with authority to vote upon the matters listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

               IMPORTANT-PLEASE DATE AND SIGN ON THE OTHER SIDE



--------------------------------------------------------------------------------
                            . FOLD AND DETACH HERE .

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Please mark
                                                                                                     your votes      X
                                                                                                    as indicated

                                             WITHHOLD
                                            AUTHORITY
                                FOR the   to Vote for the
                                Nominees     Nominees
1. ELECTION OF DIRECTORS                                         Shares represented by this proxy will be voted as directed by the
   Nominees:                     [_]           [_]               shareholder in the space provided. If no direction is given, this
   Thomas S. Glanville                                           proxy will be voted "FOR the Nominees."
   Michael J. Chesser                                            The Board of Directors recommends a vote "FOR the Nominees."
   LeRoy D.  Nosbaum

   WITHHOLD for the following nominee only (write                                 [_] I plan to attend the Annual Meeting
   the name of the nominee in the space below):

   _________________________________

   Signature(s)_________________________________________________________________________________ Date _____________________________
   Please sign exactly as your name appears on your stock certificate. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of
   Corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.
------------------------------------------------------------------------------------------------------------------------------------

                                                     . FOLD AND DETACH HERE .